UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	SFLY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously disclosed on June 10, 2019 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Shutterfly, Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger dated as of June 10, 2019 (the “Merger Agreement”) by and among Photo Holdings, LLC, a Delaware limited liability company (“Parent”), Photo Holdings Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, on September 25, 2019 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

8.500% First-Priority Senior Secured Notes due 2026

General

On the Closing Date, Merger Sub successfully completed the offering of $785.0 million aggregate principal amount of 8.500% First-Priority Senior Secured Notes due 2026 (the “Secured Notes”). The Secured Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Secured Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Secured Notes were issued pursuant to an Indenture, dated as of the Closing Date, by and between Parent, Merger Sub and Wilmington Trust, National Association, as trustee (as supplemented, the “Secured Indenture”).

On the Closing Date, upon the completion of the Merger, the Company and certain subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a supplemental indenture pursuant to which the Company assumed the obligations under the Secured Notes and the Secured Indenture, and the Subsidiary Guarantors guaranteed the Company’s obligations under the Secured Notes and the Secured Indenture.

The Company’s obligations under the Secured Notes and the Secured Indenture are fully and unconditionally guaranteed by the Parent and each of Parent’s direct or indirect wholly owned material domestic restricted subsidiaries that guarantees the Company’s Senior Facilities (as defined below) (collectively, the “Notes Guarantors”). The Secured Notes and the related guarantees are secured by first-priority security interests in substantially all of the existing and future assets of the Company and the Notes Guarantors, subject to certain exceptions set forth in the Secured Indenture and the security documents, which assets also secure the Company’s Senior Facilities. For more information regarding the collateral and arrangements with respect to the collateral, see “Senior Facilities—Collateral and Guarantors” below.

Maturity and Interest Payments

The Secured Notes will mature on October 1, 2026. Interest on the Secured Notes will accrue at 8.500% per annum and will be paid semi-annually, in arrears, on April 1 and October 1 of each year, beginning April 1, 2020.

Redemption

On or after October 1, 2022, the Company may redeem the Secured Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Secured Indenture. In addition, prior to October 1, 2022, the Company may redeem the Secured Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Secured Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. Notwithstanding the foregoing, at any time and from time to time prior to October 1, 2022, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 108.500%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Secured Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

Certain Covenants

The Secured Indenture, among other things, limits the Company’s ability and the ability of Parent and its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of its assets.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, the Company must offer to repurchase the Secured Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Secured Indenture also provides for customary events of default.

11.000% Senior Notes due 2027

General

On the Closing Date, Merger Sub successfully completed the offering of $300.0 million aggregate principal amount of 11.000% Senior Notes due 2027 (the “Unsecured Notes”). The Unsecured Notes were offered and sold in the United States only to accredited investors in reliance on Section 4(a)(2) under the Securities Act. The Unsecured Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Unsecured Notes were issued pursuant to an Indenture, dated as of the Closing Date, by and between Parent, Merger Sub and Wilmington Trust, National Association, as trustee (as supplemented, the “Unsecured Indenture”).

On the Closing Date, upon the completion of the Merger, the Company and the Subsidiary Guarantors entered into a supplemental indenture pursuant to which the Company assumed the obligations under the Unsecured Notes and the Unsecured Indenture and the Subsidiary Guarantors guaranteed the Company’s obligations under the Unsecured Notes and the Unsecured Indenture.

The Company’s obligations under the Unsecured Notes and the Unsecured Indenture are fully and unconditionally guaranteed by the Notes Guarantors.

Maturity and Interest Payments

The Unsecured Notes will mature on October 1, 2027. Interest on the Unsecured Notes will accrue at 11.000% per annum and will be paid semi-annually, in arrears, on April 1 and October 1 of each year, beginning April 1, 2020.

Redemption

On or after October 1, 2022, the Company may redeem the Unsecured Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Unsecured Indenture. In addition, prior to October 1, 2022, the Company may redeem the Unsecured Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Unsecured Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. Notwithstanding the foregoing, at any time and from time to time prior to October 1, 2022, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Unsecured Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 111.000%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Unsecured Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

Certain Covenants

The Unsecured Indenture, among other things, limits the Company’s ability and the ability of the Parent and its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of its assets.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, the Company must offer to repurchase the Unsecured Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Unsecured Indenture also provides for customary events of default.

Senior Facilities

General

On the Closing Date, upon the completion of the Merger, the Company assumed Merger Sub’s obligations under a First Lien Credit Agreement, dated as of the Closing Date, by and among Sherwood Holdings II, LLC, a Delaware limited liability company and a parent company of Parent (“Holdings”), Parent, Merger Sub, the lenders party thereto and Barclays Bank PLC, as administrative agent, which provides for senior secured financing of up to $1,330.0 million, consisting of:

•	a first lien term loan facility (the “Term Loan Facility”), in an aggregate principal amount of $1,030.0 million with a maturity of seven years, which was incurred in accordance with the escrow provisions set forth below; and

•	a first lien revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Facilities”), in an aggregate committed principal amount of $300.0 million with a maturity of five years, including both a letter of credit sub-facility and a swingline loan sub-facility.

The Term Loan Facility was incurred on the Closing Date in two separate tranches, constituting (i) a tranche in a principal amount of $805.0 million, the proceeds of which were used on the Closing Date to finance a portion of the Merger (the “Shutterfly allocated amount”) and (ii) a tranche in a principal amount of $225.0 million, the proceeds of which were funded into an escrow account on the Closing Date and, subject to the satisfaction of customary conditions, will be released to finance the acquisition of Snapfish LLC, a California limited liability company (the “Snapfish allocated amount” and such acquisition, the “Snapfish Acquisition”). If the Snapfish Acquisition does not close on or prior to the date that is the earlier of (x) June 10, 2020 and (y) the date on which the definitive agreement related to the Snapfish Acquisition is terminated without the consummation of the Snapfish Acquisition, then the escrowed proceeds will be used to prepay the Snapfish allocated amount of the term loans at the accreted issue price of such term loans, together with accrued and unpaid interest. While the proceeds of any portion of the Term Loan Facility remain in the Term Loan Facility escrow account, such escrow account will only secure the obligations under the Term Loan Facility and not the Secured Notes.

In addition, the Company may request one or more incremental term loan facilities, one or more incremental revolving credit facilities and/or an increase in commitments under the Term Loan Facility or Revolving Credit Facility (collectively, “incremental facilities”) in an aggregate amount of up to the sum of (x) the greater of (i) $250.0 million and (ii) 0.60 times the Pro Forma Adjusted EBITDA for the most recently available four fiscal quarter period as of the date of the incurrence of such incremental facilities or the establishment of the commitments in respect thereof, plus (y) such additional amount so long as, either (1) (i) in the case of loans under incremental facilities secured by liens on the collateral that rank pari passu with the liens on the collateral securing the Senior Facilities, the Company satisfies a certain net first lien senior secured leverage ratio, (ii) in the case of loans under incremental facilities secured by liens on the collateral that rank junior to the liens on the collateral securing the Senior Facilities, the Company satisfies a certain net secured leverage ratio and (iii) in the case of loans under such incremental facilities that are unsecured, either (x) the ratio of Pro Forma Adjusted EBITDA to total cash interest expense on a pro forma basis is not less than 2.00 to 1.00 or (y) the Company satisfies a certain net total leverage ratio or (2) in connection with an acquisition, with respect to the type of debt being incurred, the applicable ratio set forth in clause (1) is satisfied or is no worse on a pro forma basis than such ratio in effect immediately prior to such acquisition, plus (z) the aggregate amount of certain repayments of term loans and reductions in commitments in respect of revolving loans, in each case, subject to certain conditions and receipt of commitments by existing or additional lenders.

All borrowings under the Revolving Credit Facility following the Closing Date will be subject to the satisfaction of customary conditions, including the absence of a default or event of default and the accuracy of representations and warranties in all material respects.

Proceeds of the term loans and, if applicable, the revolving loans, drawn on the Closing Date were used to partially fund the Merger and the related transactions and to pay related fees and expenses, subject to the escrow provisions described above. Proceeds of the revolving loans drawn after the Closing Date, swingline loans and letters of credit will be used for working capital and general corporate purposes.

Interest Rates and Fees

Borrowings under the Senior Facilities will bear interest at a rate equal to, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the rate of interest quoted in the print edition of the Wall Street Journal, Money Rates Section as the prime rate and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin of, in the case of the Term Loan Facility, 6.00% for LIBOR loans and 5.00% for base rate loans and, in the case of the Revolving Credit Facility, 5.50% for LIBOR loans and 4.50% for base rate loans. The applicable margin for borrowings under the Revolving Credit Facility is subject to two step-downs if the Company satisfies certain net first lien senior secured leverage ratios.

In addition to paying interest on the outstanding principal under the Senior Facilities, the Company is required to pay a commitment fee equal to 0.50% per annum to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee under the Revolving Credit Facility is subject to one step-down if the Company satisfies a certain net first lien senior secured leverage ratio. The Company will also be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

Amortization and Prepayments

The Senior Facilities require scheduled amortization payments on the term loans in an annual amount equal to 6.50% of the original principal amount of the term loans (or, if the Snapfish allocated amount is repaid in accordance with the mandatory prepayment as described in the escrow provisions above, 6.50% of the original principal amount of the Shutterfly allocated amount), payable annually (commencing with the fiscal year ending December 31, 2020), with the balance to be paid at maturity.

In addition, the Senior Facilities require the Company to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•	an amount equal to the greater of (x)(i) 100% of the cash and cash equivalents on the balance sheet of the Company as of December 31, 2019 minus (ii) $350.0 million and (y) $100.0 million;

•	beginning with the fiscal year ending on December 31, 2020, 50% (which percentage will be reduced to 25% and 0% if the Company satisfies certain net first lien senior secured leverage ratios) of annual excess cash flow, as defined under the Senior Facilities;

•	100% of the net cash proceeds of all non-ordinary course asset sales or other non-ordinary course dispositions of property, in each case subject to certain exceptions and reinvestment rights; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Facilities.

In addition, the Snapfish allocated amount of the term loans shall be subject to the mandatory prepayment as described in the escrow provisions above.

The Company may voluntarily repay outstanding loans under the Senior Facilities at any time, without prepayment premium or penalty, except in connection with a repricing event in respect of the term loans as described below, subject to customary “breakage” costs with respect to LIBOR rate loans.

Any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the term loans resulting in a lower yield occurring at any time during the first twelve months after the Closing Date will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Collateral and Guarantors

All obligations under the Senior Facilities are unconditionally guaranteed by Holdings on a limited-recourse basis and by Parent and each of Parent’s existing and future direct and indirect wholly owned material domestic subsidiaries (other than the Company), subject to certain exceptions. The obligations are secured by a pledge of Parent’s capital stock directly held by Holdings and substantially all of Parent’s and the Company’s assets and those of each other guarantor (other than Holdings), including a pledge of the capital stock of all entities directly held by Parent, the Company or the other guarantors (other than Holdings) (which pledge is limited to 65% of the capital stock of certain first-tier foreign subsidiaries), in each case subject to exceptions. Such security interests consist of a first-priority lien with respect to the collateral. In addition, while the proceeds of any portion of the Term Loan Facility remain in the Term Loan Facility escrow account, the escrow account will secure the obligations under the Term Loan Facility (but not the Revolving Credit Facility or the Secured Notes).

Restrictive Covenants and Other Matters

The Revolving Credit Facility requires that the Company, commencing as of the last day of the first full fiscal quarter after the Closing Date and subject to a testing threshold, comply on a quarterly basis with a maximum net first lien senior secured leverage ratio of 6.30 to 1.00. The testing threshold will be satisfied (and therefore the covenant must be complied with at the end of such quarter) if the aggregate amount of funded loans and issued letters of credit (excluding up to $30.0 million of undrawn letters of credit under the Revolving Credit Facility and letters of credit that are cash collateralized) under the Revolving Credit Facility on such date exceeds an amount equal to 35% of the then-outstanding commitments under the Revolving Credit Facility.

The Senior Facilities contain certain customary affirmative covenants. The negative covenants in the Senior Facilities include, among other things, limitations (none of which are absolute) on the ability of each of the Company, the Parent and its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; and (vi) grant or assume certain liens.

The Senior Facilities contain certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Senior Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Facilities and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Senior Facilities.

Certain Relationships

The lenders under the Senior Facilities and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders under the Senior Facilities acted as initial purchasers in the offering of the Secured Notes and received customary fees in connection with such offering.

Item 1.02	Termination of a Material Definitive Agreement.

Existing Secured Credit Facilities

On the Closing Date, the Company terminated its Credit Agreement (the “Existing Secured Credit Facilities”), dated as of August 17, 2017 (as amended, restated, supplemented or otherwise modified prior to the Closing Date), by and among the Company, certain lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Secured Credit Facilities.

All information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shutterfly, Inc.

September 25, 2019	By:	/s/ Jason Sebring
	Name:	Jason Sebring
	Title:	Vice President and General Counsel